INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of HEICO Corporation on Form S-8 of our report dated December 27, 1996, appearing in the Annual Report on Form 10-K of HEICO Corporation for the year ended October 31, 1996.

/s/ Deloitte & Touche LLP

Certified Public Accountants
Miami, Florida

April 23, 1997